                                                                  EXHIBIT (H)(2)

 ______________________________________________________________________________
 ______________________________________________________________________________



                          SNYDER COMMUNICATIONS, INC.

                           (a Delaware corporation)



                            REGISTRATION AGREEMENT
                            ----------------------



                          Dated:  September __, 1997


 ______________________________________________________________________________
 ______________________________________________________________________________

                               TABLE OF CONTENTS

REGISTRATION AGREEMENT...........................................................................................   1
     SECTION 1.            Representations and Warranties........................................................   3
                           ------------------------------
          (a)              Representations and Warranties by the Company and the
                           Partnership...........................................................................   3
                           (i)  Compliance with Registration Requirements........................................   3
                                -----------------------------------------
                           (ii)  Independent Accountants.........................................................   4
                                 -----------------------
                           (iii)  Financial Statements...........................................................   4
                                  --------------------
                           (iv)  No Material Adverse Change in Business..........................................   5
                                 --------------------------------------
                           (v)  Good Standing of the Company.....................................................   5
                                ----------------------------
                           (vi)  Good Standing of Subsidiaries...................................................   5
                                 -----------------------------
                           (vii)  Capitalization.................................................................   6
                                  --------------
                           (viii)  Authorization.................................................................   6
                                   -------------
                           (ix)  Authorization and Description of Securities.....................................   6
                                 -------------------------------------------
                           (x)  Absence of Defaults and Conflicts................................................   6
                                ---------------------------------
                           (xi)  Absence of Labor Dispute........................................................   7
                                 ------------------------
                           (xii)  Absence of Proceedings.........................................................   7
                                  ----------------------
                           (xiii)  Accuracy of Exhibits..........................................................   8
                                   --------------------
                           (xiv)  Possession of Intellectual Property............................................   8
                                  -----------------------------------
                           (xv)  Absence of Further Requirements.................................................   8
                                 -------------------------------
                           (xvi)  Possession of Licenses and Permits.............................................   8
                                  ----------------------------------
                           (xvii)  Title to Property.............................................................   8
                                   -----------------
                           (xviii)  Investment Company Act.......................................................   9
                                    ----------------------
                           (xix)  Environmental Laws.............................................................   9
                                  ------------------
                           (xx)  Registration Rights.............................................................   9
                                 -------------------
                           (xxi)   Certain Contracts.............................................................  10
                                   -----------------
                           (xxii)  Compliance with Laws..........................................................  10
                                   --------------------
                           (xxiii) Taxes.........................................................................  10
                                   -----
                           (xxiv)  Insurance.....................................................................  10
                                   ---------
                           (b)         Officer's Certificates....................................................  10
     SECTION 2.            Covenants of the Company and the Partnership..........................................  10
                           --------------------------------------------
          (a)              Compliance with Securities Regulations and Commission
                           Requests..............................................................................  10
          (b)              Filing of Amendments..................................................................  11
          (c)              Delivery of Snyder Registration Statements............................................  11
          (d)              Delivery of Snyder Prospectuses.......................................................  11
          (e)              Continued Compliance with Securities Laws.............................................  12
          (f)              Blue Sky Qualifications...............................................................  12
          (g)              Rule 158..............................................................................  12
          (h)              Restriction on Sale of Securities.....................................................  13
          (i)              Reporting Requirements................................................................  13
     SECTION 3.            Payment of Expenses...................................................................  13
                           -------------------
          (a)              Expenses..............................................................................  13
          (b)              Allocation of Expenses................................................................  14
     SECTION 4.            Indemnification.......................................................................  14
                           ------------

          (a)              Indemnification of Underwriters and the Trust.......................................    15
          (b)              Indemnification of Company, Directors and Officers..................................    17
          (c)              Actions against Parties; Notification...............................................    17
          (d)              Settlement without Consent if Failure to Reimburse..................................    17
          (e)              Other Agreements with Respect to Indemnification....................................    18
     SECTION 5.            Contribution........................................................................    18
                           ------------
     SECTION 6.            Representations, Warranties and Agreements to Survive
                           -----------------------------------------------------
           Delivery............................................................................................    19
           --------
     SECTION 7.            Termination.........................................................................    20
                           ------------
     SECTION 8.            Notices.............................................................................    20
                           -------
     SECTION 9.            Parties.............................................................................    20
                           -------
     SECTION 10.           GOVERNING LAW.......................................................................    20
                           -------------
     SECTION 11.           Effect of Headings..................................................................    20
                           ------------------
     SCHEDULE A.............................................................................................Sch A - 1

                          SNYDER COMMUNICATIONS, INC.

                           (a Delaware corporation)


                            REGISTRATION AGREEMENT
                            ----------------------

                                                              September __, 1997


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
Montgomery Securities
Bear, Stearns & Co. Inc.
 as Representatives of the several Underwriters
c/o Merrill Lynch & Co.
    Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
    North Tower
    World Financial Center
    New York, New York  10281

SNYDER STRYPES TRUST
c/o Puglisi & Associates
    850 Library Avenue
    Suite 204
    Newark, Delaware  19715


Ladies and Gentlemen:

     Snyder Communications, Inc., a Delaware corporation (the "Company"), and Snyder Communications, L.P., a Delaware limited partnership (the "Partnership"), confirm their respective agreements with Snyder STRYPES Trust, a Delaware business trust (the "Trust"), and with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, Montgomery Securities, Bear, Stearns & Co. Inc. and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as provided in Section 10 of the Purchase Agreement (as defined below)), for whom Merrill Lynch, Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, Montgomery Securities, Bear, Stearns & Co., Inc. are acting as representatives (in such capacity, the "Representatives"), in connection with a transaction characterized by the Representatives as involving the proposed issue and sale by the Trust to the Underwriters, acting severally and not jointly, pursuant to a purchase agreement, dated the date hereof (the "Purchase Agreement"), among the Trust, D.M.S. Endowment, LLC, Sutton Partners, LLC, A.O. Roberts, LLC and USN College Marketing, L.P. (each, a "Contracting Stockholder" and, collectively, the "Contracting Stockholders"), and the Underwriters, of an aggregate of 4,000,000 of the Trust's STRYPES(SM) (each, a "STRYPES"), exchangeable for shares of common stock, par value $.001 per share, of the Company (the "Snyder Common Stock") upon conclusion of the term of the Trust on __________, 2000 (the "Exchange Date"), and, at the option of the Underwriters, all or any part of 600,000 additional STRYPES to cover over-allotments, if any. The aforesaid 4,000,000 STRYPES (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 600,000 STRYPES subject to the option described in
Section 2(b) of the Purchase Agreement (the "Option Securities") are hereinafter called, collectively, the "Securities." Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

     The Company has been advised that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement and the Purchase Agreement have been executed and delivered. The Company acknowledges that it has been advised that the execution and delivery of this Agreement is a condition to the execution and delivery of the Purchase Agreement by the Underwriters and the Trust, and that, in consideration of the execution and delivery of the Purchase Agreement by the Underwriters and the Trust, the Company is willing to make the representations, warranties and covenants herein contained.

     The Trust has filed with the Securities and Exchange Commission (the "Commission") (i) a notification on Form N-8A (the "Notification") of registration of the Trust as an investment company; and (ii) a registration statement on Form N-2 (Nos. 333-33707 and 811-08337) for the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), and Pre-Effective Amendments No. 1 and No. 2 thereto, including a preliminary prospectus relating to the offering of the Securities. Promptly after execution and delivery of this Agreement, the Trust will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (h) of Rule 497 ("Rule 497(h)") of the 1933 Act Regulations or (ii) if the Trust has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Trust Term Sheet") in accordance with the provisions of Rule 434 and Rule 497(h). The information included in such prospectus or in such Trust Term Sheet, as the case may be, that was omitted from such registration statement (as so amended) at the time it became effective but that is deemed to be part of such registration statement (as so amended) at the time it became effective (i) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (ii) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Any prospectus relating to the offering of the Securities used before such registration statement (as so amended) became effective, and any prospectus relating to the offering of the Securities that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, in each case excluding any Snyder preliminary prospectus (as defined below) attached thereto, is herein called a "Trust preliminary prospectus." Such registration statement (as so amended), including the exhibits thereto and the schedules thereto, if any, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Trust Registration Statement." Any registration statement filed by the Trust pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Trust Rule 462(b) Registration Statement," and after such filing the term "Trust Registration Statement" shall include the Trust Rule 462(b) Registration Statement. The final prospectus relating to the offering of the Securities, excluding any Snyder Prospectus (as defined below) attached thereto, in the form first furnished to the Underwriters for use in connection with the offering of the Securities is referred to herein as the "Trust Prospectus." If Rule 434 is relied on, the term "Trust Prospectus" shall refer to the Trust preliminary prospectus dated ___________, 1997 together with the Trust Term Sheet and all references in this Agreement to the date of the Trust Prospectus shall mean the date of the Trust Term Sheet. For purposes of this Agreement, all references to the Trust Registration Statement, any Trust preliminary prospectus, the Trust Prospectus or any Trust Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-33691) covering the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the shares of Snyder Common Stock deliverable upon exchange of the Securities, including the related preliminary prospectus or prospectuses. Each prospectus, based on the prospectus included in such registration statement, used before such registration statement became effective is herein called a "Snyder preliminary prospectus." Such registration statement, including the exhibits thereto and the schedules thereto, if any, at the time it became effective, is herein called the "Snyder Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") is herein referred to as the "Snyder Rule 462(b) Registration Statement," and after such filing the term "Snyder Registration Statement" shall include the Snyder Rule 462(b) Registration Statement. The final prospectus, based on the prospectus included in the Snyder Registration Statement, in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Snyder Prospectus." For purposes of this Agreement, all references to the Snyder Registration Statement, any Snyder preliminary prospectus, the Snyder Prospectus or any amendment or supplement to any of the

________________________
(SM)  Service mark of Merrill Lynch & Co., Inc.

foregoing shall be deemed to (i) include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR") and (ii) to exclude any prospectus of other portion of Snyder's registration statement of Form S-1 (No. 333-33691) relating to the offer and sale by Snyder and certain stockholders of Snyder of up to _____________ shares of Snyder Common Stock in concurrent U.S. and international offerings, but shall include any prospectus or other portion of such registration statement relating to the Snyder Common Stock deliverable upon exchange of the STRYPES.

     Concurrently with the execution and delivery of the Purchase Agreement, the Representatives have indicated that the Trust will enter into a forward purchase contract (the "Forward Purchase Contract") with the Contracting Stockholders pursuant to which the Contracting Stockholders will agree to sell and the Trust will agree to purchase, immediately prior to the Exchange Date, the shares of Snyder Common Stock required by the Trust to exchange all of the Securities on the Exchange Date as described in the Trust Prospectus, subject to the Contracting Stockholders' rights to satisfy their respective obligations thereunder in whole or in part through a cash payment based on the value of the Snyder Common Stock otherwise deliverable.

     The public offering of the Securities is expected to close concurrently with offerings of shares of Snyder Common Stock described in the Snyder Registration Statement pursuant to a U.S. Purchase Agreement and an International Purchase Agreement (the "U.S. Purchase Agreement" and the "International Purchase Agreement", respectively).


     SECTION 1.  Representations and Warranties.
                 ------------------------------

     (a) Representations and Warranties by the Company and the Partnership. Each of the Company and the Partnership, jointly and severally, represents and warrants to each Underwriter and to the Trust as of the date hereof, as of the Closing Time referred to in Section 2(c) of the Purchase Agreement, and as of each Date of Delivery (if any) referred to in Section 2(b) of the Purchase Agreement, and agrees with each Underwriter and the Trust as follows:

          (i)  Compliance with Registration Requirements.  Each of the Snyder
               -----------------------------------------
     Registration Statement and any Snyder Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Snyder Registration Statement or any Snyder Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company or the Partnership, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

          At the respective times the Snyder Registration Statement, any Snyder Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Snyder Registration Statement, the Snyder Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Snyder Prospectus nor any amendments or supplements thereto, at the time the Snyder

     Prospectus or any amendments or supplements thereto were issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Snyder Prospectus shall not be "materially different", as such term is used in Rule 434, from the prospectus included in the Snyder Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Snyder Registration Statement or the Snyder Prospectus made in reliance upon and in conformity with (A) information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Snyder Registration Statement or the Snyder Prospectus, (B) information furnished to the Company in writing by the Trust expressly for use in the Snyder Registration Statement or the Snyder Prospectus or (C) information furnished to the Company in writing by any Contracting Stockholder expressly for use in the Snyder Registration Statement or the Snyder Prospectus.

          Each Snyder preliminary prospectus and the Snyder Prospectus filed as part of the Snyder Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each Snyder preliminary prospectus and the Snyder Prospectus delivered to the Underwriters for use in connection with the offering of the Securities was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (ii)   Independent Accountants.  The accountants who certified the
                 -----------------------
     financial statements and supporting schedules included in the Snyder Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iii)  Financial Statements.  The financial statements included in the
                 --------------------
     Snyder Registration Statement and the Snyder Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries and of American List Corporation, respectively, in each case at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries and of American List Corporation, respectively, in each case for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved.
     The supporting schedules included in the Snyder Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Snyder Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Snyder Registration Statement. The financial statements have been prepared in accordance with the Commission's rules and guidelines with respect to combined financial statements and have been properly compiled on the bases described therein. The pro forma financial data included in the Snyder Registration Statement and the Snyder Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

          (iv)  No Material Adverse Change in Business.  Since June 30, 1997 or
                --------------------------------------
     such later dates as of which information is given in the Snyder Registration Statement and the Snyder Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company or any subsidiary on any class of its capital stock or any partnership interest, as the case may be.

          (v)   Good Standing of the Company.  The Company has been duly
                ----------------------------
     organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Snyder Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (vi)  Good Standing of Subsidiaries.  Each subsidiary of the Company
                -----------------------------
     listed on Exhibit 21 to the Snyder Registration Statement (each, a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation or partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, has corporate or partnership, as the case may be, power and authority to own, lease and operate its properties and to conduct its business as described in the Snyder Prospectus and is duly qualified as a foreign corporation or partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding capital stock of each corporate Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company directly or indirectly through subsidiaries, and all of the partnership interests of the Partnership have been duly authorized and validly issued and are owned by the Company, directly or indirectly through Snyder Marketing Services, Inc., in each case free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock or partnership interests, as the case may be, of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are (a) the subsidiaries listed on
     Exhibit 21 to the Snyder Registration Statement and (b) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

          (vii)  Capitalization.  The authorized, issued and outstanding capital
                 --------------
     stock of the Company is as set forth in the Snyder Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the U.S. Purchase Agreement and the International Purchase Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Snyder Prospectus or pursuant to the exercise of convertible securities or options referred to in the Snyder Prospectus). The shares of issued and outstanding capital stock of the Company, including the shares of Snyder Common Stock owned by the Contracting Stockholders, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company, including the shares of Snyder Common Stock owned by the Contracting Stockholders, was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

          (viii) Authorization.  This Agreement has been duly authorized,
                 -------------
     executed and delivered by the Company and the Partnership. The performance of this Agreement and the consummation of the transactions contemplated in this Agreement and the Registration Statement, and compliance by the Company and the Partnership with its obligations under this Agreement have been duly authorized by the Company and the Partnership, respectively.

          (ix)   Authorization and Description of Securities.  The Snyder Common
                 -------------------------------------------
     Stock conforms to all statements relating thereto contained in the Snyder Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of Snyder Common Stock will be subject to personal liability by reason of being such a holder; and the issuance of the Snyder Common Stock is not subject to the preemptive or other similar rights of any securityholder of the Company.

          (x)    Absence of Defaults and Conflicts.  Neither the Company nor any
                 ---------------------------------
     of the Subsidiaries is in violation of its charter or by-laws or partnership agreement, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of the Subsidiaries is subject (collectively, "Agreements and Instruments"), except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and compliance by the Company and the Partnership with their respective obligations hereunder have been duly authorized by all necessary corporate or partnership, as the case may be, action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws or partnership agreement, as the case may be, of the Company or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

          (xi)   Absence of Labor Dispute.  No labor dispute with the employees
                 ------------------------
     of the Company or any Subsidiary exists or, to the knowledge of the Company or the Partnership is imminent, and neither the Company nor the Partnership is aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, which, in either case, might reasonably be expected to result in a Material Adverse Effect.

          (xii)  Absence of Proceedings.  There is no action, suit, proceeding,
                 ----------------------
     inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Partnership, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Snyder Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated hereunder or the performance by the Company or the Partnership of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Snyder Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

          (xiii) Accuracy of Exhibits.  There are no contracts or documents
                 --------------------
     which are required to be described in the Snyder Registration Statement or the Snyder Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

          (xiv)  Possession of Intellectual Property.  The Company and the
                 -----------------------------------
     Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor the Partnership has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of the Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

          (xv)   Absence of Further Requirements.  No filing with, or
                 -------------------------------
     authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required by or on behalf of the Company or the Partnership for the performance by the Company or the Partnership of its obligations hereunder, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations and foreign or state securities or blue sky laws.

          (xvi)  Possession of Licenses and Permits.  The Company and the
                 ----------------------------------
     Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (xvii) Title to Property.  The Company and the Subsidiaries have good
                 -----------------
     and marketable title to all real property owned by the Company and the Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Snyder Prospectus, including those disclosed in the financial statements and the related notes included therein, or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of the Subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Snyder Prospectus, are in full force and effect, and neither the Company nor the Partnership has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

          (xviii) Investment Company Act.  The Company is not an "investment
                  ----------------------
     company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (xix)   Environmental Laws.  Except as described in the Snyder
                  ------------------
     Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (a) neither the Company nor any of the Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (b) the Company and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (c) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of the Subsidiaries and (d) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of the Subsidiaries relating to Hazardous Materials or any Environmental Laws.

          (xx)    Registration Rights.  Except as described in the Snyder
                  -------------------
     Registration Statement and the Snyder Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Snyder Registration Statement or otherwise registered by the Company under the 1933 Act.

          (xxi)   Certain Contracts. Each of the Company's contracts with AT&T
                  -----------------
     Communications, Inc. ("AT&T") have been duly executed and delivered by each of the Partnership or the Company, as the case may be, and, to the knowledge of the Company and the Partnership, by AT&T and are in full force and effect. There does not exist any default, event or condition that, after notice or lapse of time or both, could give rise under any such contract to any claim by any person against the Company or any subsidiary or would constitute a default thereunder on the part of the Company or any subsidiary or any other party thereto.

          (xxii)  Compliance with Laws.  Each of the Company and the
                  --------------------
     Subsidiaries is in compliance with all applicable laws, statutes, ordinances, rules or regulations of any applicable jurisdiction, the enforcement of which, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

          (xxiii) Taxes.  Each of the Company and the Subsidiaries has filed
                  -----
     all material federal, state, local and foreign income and franchise tax returns required to be filed by it and has paid all taxes shown as due thereon, other than taxes which are being contested in good faith or state withholding taxes and for both of which adequate reserves have been established in accordance with GAAP; and neither the Company nor the Partnership has knowledge of any tax deficiency which has been or might be asserted or threatened against the Company or any Subsidiary other than those for which adequate reserves have been established in accordance with GAAP. Adequate charges, accruals and reserves have been provided for in the financial statements referred to in Section 1(a)(iii) hereof in respect of all material federal, state, local and foreign taxes for all periods as to which the tax liability of the Company or any Subsidiary has not been finally determined or remains open to examination by applicable taxing authorities.

          (xxiv)  Insurance.  Each of the Company and the Subsidiaries carries
                  ---------
     or is entitled to the benefits of insurance in such amounts and covering such risks as it reasonably believes are sufficient to cover potential losses or damages, and all such insurance is in full force and effect.

     (b) Officer's Certificates. Any certificate signed by any officer of the Company or the Partnership and delivered to the Representatives or counsel for the Underwriters or to the Trust or counsel for the Trust in connection with the offering of the Securities shall be deemed a representation and warranty by the Company or the Partnership, as the case may be, to each Underwriter and to the Trust, as the case may be, as to the matters covered thereby.

     SECTION 2.  Covenants of the Company and the Partnership.  Each of the
                 --------------------------------------------
Company and the Partnership, jointly and severally, covenants with each Underwriter and with the Trust as follows:

     (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 2(b) hereof, will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representatives and the Trust immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Snyder Registration Statement, shall become effective, or any supplement to the Snyder Prospectus or any amended Snyder Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Snyder Registration Statement or any amendment or supplement to the Snyder Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Snyder Registration Statement or of any order preventing or suspending the use of any Snyder preliminary prospectus, or of the suspension of the qualification of the shares of Snyder Common Stock deliverable upon exchange of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) Filing of Amendments. The Company will give the Representatives and the Trust notice of the Company's intention to file or prepare any amendment to the Snyder Registration Statement (including any filing under Rule 462(b)), any Snyder Term Sheet or any amendment, supplement or revision to either the prospectus included in the Snyder Registration Statement at the time it became effective or to the Snyder Prospectus, will furnish the Representatives and the Trust with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or the Trust or counsel for the Underwriters or counsel for the Trust shall object.

     (c) Delivery of Snyder Registration Statements. The Company has furnished or will deliver to the Representatives and the Trust and counsel for the Underwriters and the Trust, without charge, signed copies of the Snyder Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives and the Trust, without charge, a conformed copy of the Snyder Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters and the Trust. The copies of the Snyder Registration Statement and each amendment thereto furnished to the Underwriters and the Trust will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (d) Delivery of Snyder Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each Snyder preliminary prospectus as such Underwriter reasonably requested, and the Company and the Partnership hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Snyder Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), such number of copies of the Snyder Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Snyder Prospectus and any amendments or supplements thereto furnished to the Underwriters and the Trust will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in the Purchase Agreement and in the Snyder Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters, counsel for the Trust or for the Company, to amend the Snyder Registration Statement or amend or supplement any Snyder Prospectus in order that the Snyder Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Snyder Registration Statement or amend or supplement any Snyder Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Snyder Registration Statement or the Snyder Prospectus comply with such requirements, and the Company will furnish to the Underwriters and the Trust such number of copies of such amendment or supplement as the Underwriters and the Trust may reasonably request.

     (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the shares of Snyder Common Stock issuable in exchange for the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate and to maintain such qualifications in effect through the Exchange Date; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the shares of Snyder Common Stock issuable in exchange for Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect through the Exchange Date.

     (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

     (h) Restriction on Sale of Securities. During a period of 90 days from the date of the Snyder Prospectus, neither the Company nor the Partnership will, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Snyder Common Stock or any securities convertible into or exercisable or exchangeable for Snyder Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Snyder Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Snyder Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Snyder Common Stock deliverable upon exchange of the Securities or the other Snyder Common Stock registered under the Snyder Registration Statement, (B) any options to purchase shares of Snyder Common Stock granted or shares of Snyder Common Stock sold pursuant to any employee benefit plan of the Company whether existing at the date of this Agreement or adopted subsequent hereto and the filing of any registration statement on Form S-8 related thereto or (C) any option or warrant to purchase shares of Snyder Common Stock or shares of Snyder Common Stock issued or sold in connection with an acquisition by the Company and the filing of any registration statement on Form S-4 in connection therewith as long as all executive officers, directors and other affiliates of the person being acquired have agreed in writing to be bound by the obligations and restrictions of the foregoing sentence of this Section 2(h).

     (i) Reporting Requirements. The Company, during the period when the Snyder Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

     SECTION 3.  Payment of Expenses.
                 -------------------

     (a) Expenses. The Company and the Partnership, jointly and severally, will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Snyder Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing (or reproduction) and delivery to the Underwriters and the Trust of this Agreement, and (iii) the fees and disbursements of the Company's counsel, accountants and other advisors, (iv) the qualification of the shares of Snyder Common Stock deliverable upon exchange of the Securities under securities laws in accordance with the provisions of Section 2(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (v) the printing and delivery to the Underwriters of copies of each Snyder preliminary prospectus and of the Snyder Prospectus and any amendments or supplements thereto, (vi) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, and (vii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. of the terms of the offering and sale of the shares of Snyder Common Stock deliverable upon exchange of the Securities.

     (b) Allocation of Expenses. The provisions of this Section 3 shall not affect any agreement that the Company, the Partnership and the Contracting Stockholders may make for the sharing of such costs and expenses.

     SECTION 4.  Indemnification.
                 ---------------

     (a) Indemnification of Underwriters and the Trust. Subject to the provisions set forth in this Section 4(a), the Company and the Partnership, jointly and severally, agree to indemnify and hold harmless each Underwriter, the Trust and each person, if any, who controls any Underwriter or the Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Snyder Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Snyder preliminary prospectus or the Snyder Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact made in the Trust Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact made in any Trust preliminary prospectus or the Trust Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the indemnity agreement contained in this clause (ii) shall only apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission, or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Trust by the Company expressly for use in the Trust Registration Statement (or any amendment thereto) or any Trust preliminary prospectus or the Trust Prospectus (or any amendment or supplement thereto).

          (iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, referred to under (i) and (ii) above; provided that (subject to Section 4(d) below) any such settlement is effected with the written consent of the Company and the Partnership; and

          (iv) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriters or the Trust, as the case may be), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, referred to under (i) or (ii) above, to the extent that any such expense is not paid under (i), (ii) or (iii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with (A) written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Snyder Registration Statement (or any amendment thereto), or any Snyder preliminary prospectus or the Snyder Prospectus (or any amendment or supplement thereto),
(B) written information furnished to the Company by the Trust expressly for use in the Snyder Registration Statement (or any amendment thereto), or any Snyder preliminary prospectus or the Snyder Prospectus (or any amendment or supplement thereto) or (C) written information furnished to the Company by the Contracting Stockholders expressly for use in the Snyder Registration Statement (or any amendment thereto), or any Snyder preliminary prospectus or the Snyder Prospectus (or any amendment or supplement thereto); provided, further, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense of any Underwriter or person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act with respect to any Snyder preliminary prospectus to the extent that any such loss, liability, claim, damage or expense of any Underwriter results solely from the fact that such Underwriter sold Securities to a person as to whom the Company or the Partnership, as the case may be, shall establish that there was not sent by commercially reasonable means, at or prior to the written confirmation of such sale, a copy of the Snyder Prospectus in any case where such delivery is required by the 1933 Act, if the Company has previously furnished copies thereof in sufficient quantity to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the Snyder preliminary prospectus that was corrected in the Snyder Prospectus.

     (b) Indemnification of Company, Directors, Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Snyder Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Snyder Registration Statement (or any amendment thereto), or any Snyder preliminary prospectus or the Snyder Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Snyder Registration Statement (or any amendment thereto) or such Snyder preliminary prospectus or the Snyder Prospectus (or any amendment or supplement thereto).

     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 4(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch; and, in the case of parties indemnified pursuant to Section 4(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 or Section 5 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested in accordance with this Agreement an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 4(a)(iii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     (e) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreements between the Company and the Partnership with respect to indemnification.

     SECTION 5.  Contribution.  If the indemnification provided for in Section 4
                 ------------
hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then the parties hereto intend that the Company and the Partnership, jointly and severally, on the one hand and the Underwriters and the Trust on the other hand, in accordance with the applicable provisions of
Section 4(a) hereof, shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Partnership and the Contracting Stockholders on the one hand and the Underwriters and the Trust on the other hand from the offering of the Securities pursuant to the Purchase Agreement or
(ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Partnership and the Contracting Stockholders on the one hand and the Underwriters and the Trust on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the offering of the Securities pursuant to the Purchase Agreement shall be deemed to be such that the Underwriters and the Trust shall be responsible for that portion of the aggregate amount of such losses, liabilities, claims, damages and expenses represented by the percentage that the total underwriting discount received by the Underwriters, as set forth on the cover of the Trust Prospectus, or, if Rule 434 is used, the corresponding location on the Trust Term Sheet, bears to the aggregate initial public offering price of the Securities as set forth on such cover and the Company and the Partnership, jointly and severally, shall be responsible for the balance.

     The relative fault of the Company, the Partnership and the Contracting Stockholders on the one hand and the Underwriters and the Trust on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Partnership or the Contracting Stockholders on the one hand or by the Underwriters or the Trust on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     Notwithstanding the provisions of this Section 5, the Underwriters and the Trust shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by the Underwriters and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriters and the Trust have otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     The Company, the Partnership, the Underwriters and the Trust agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 5. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 5 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 5, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Underwriter; each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Trust; and each director of the Company, each officer of the Company who signed the Snyder Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 5 are several in proportion to the number of Securities set forth opposite their respective names on Schedule A hereto and not joint.

     The provisions of this Section shall not affect any agreements between the Company and the Partnership with respect to contribution.

     SECTION 6.  Representations, Warranties and Agreements to Survive Delivery.
                 --------------------------------------------------------------
All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Partnership submitted pursuant to the Purchase Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or controlling persons, or by or on behalf of the Trust or controlling persons or by or on behalf of the Company or the Partnership, and shall survive delivery of the Securities to the Underwriters pursuant to the Purchase Agreement.

     SECTION 7.  Termination.  In the event that the Underwriters terminate the
                 -----------
Purchase Agreement as provided in Section 5, Section 9 or Section 10 thereof, the Underwriters shall promptly give the Company and the Partnership notice thereof and this Agreement shall simultaneously terminate, except that the provisions of Section 3, the indemnity agreements set forth in Section 4, the contribution provisions set forth in Section 5, and the provisions of Section 6 shall remain in effect.

     SECTION 8.  Notices.  All notices and other communications hereunder shall
                 -------
be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Representatives shall be directed to: Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, North Tower, World Financial Center, New York, New York 10281, attention of Syndicate Operations; notices to the Trust shall be directed to it c/o Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19715, attention of Donald J. Puglisi; notices to the Company and the Partnership shall be directed to it at Snyder Communications, Inc., Two Democracy Center, 6903 Rockledge Drive, Fifteenth Floor, Bethesda, Maryland 20817, attention of A. Clayton Perfall.

     SECTION 9.  Parties.  This Agreement shall inure to the benefit of and be
                 -------
binding upon the Underwriters, the Trust, the Company and the Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Trust, the Company and the Partnership and their respective successors and the controlling persons and officers and directors referred to in Sections 4 and 5 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Trust, the Company and the Partnership and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

     SECTION 10. GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND
                 -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     SECTION 11. Effect of Headings.  The Article and Section headings herein
                 ------------------
and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Trust, the Company and the Partnership in accordance with its terms.

                                   Very truly yours,

                                   SNYDER COMMUNICATIONS, INC.



                                   By ________________________________________
                                     Name:
                                     Title:

                                   SNYDER COMMUNICATIONS, L.P.



                                   By ________________________________________
                                     Name:
                                     Title:

CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
             INCORPORATED
GOLDMAN, SACHS & CO.
MORGAN STANLEY & CO. INCORPORATED
MONTGOMERY SECURITIES
BEAR, STEARNS & CO. INC.


By: MERRILL LYNCH, PIERCE, FENNER & SMITH
               INCORPORATED



By ______________________________________
           Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SNYDER STRYPES TRUST



By ____________________________________
   Donald J. Puglisi,
   as Managing Trustee

                                  SCHEDULE A


                                             Number
                                             of Initial
          Name of Underwriter                Securities
-----------------------------------------    -------
Merrill Lynch, Pierce, Fenner & Smith
Incorporated...........................
Goldman, Sachs & Co....................
Montgomery Securities..................
Morgan Stanley & Co. Incorporated......
Bear, Stearns & Co. Inc................
                                             ----------

Total..................................
                                             ==========

                                   Sch A - 1